UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 26, 2014 (November 26, 2014)

SINO GAS INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in Charter)

Utah	000-51364	90-0438712

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 18 Zhong Guan Cun Dong St.

Haidian District

Beijing 100083, People’s Republic of China

(Address of Principal Executive Offices)

86-10-82600527

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

INTRODUCTORY NOTE

On November 26, 2014, Sino Gas International Holdings, Inc. (“Sino Gas” or the “Company”), Prosperity Gas Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”) and Merger Sub Gas Holdings Inc., a Utah corporation and a wholly owned subsidiary of Parent (“Merger Sub”) have successfully consummated the merger transaction approved by shareholders on August 6, 2014 pursuant to an Agreement and Plan of Merger, dated as of April 3, 2014, as amended by the Amendment to the Agreement and Plan of Merger, dated April 16, 2014, and Amendment No. 2 to the Agreement and Plan of Merger dated June 2, 2014 by and between Parent, Merger Sub and the Company (the “Merger Agreement”). As a result, Merger Sub has merged with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Parent.

Item 2.01,	Completion of Acquisition or Disposition of Assets.

On November 26, 2014, the Company has completed the merger contemplated under and pursuant to the Merger Agreement, resulting in Merger Sub merged with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Parent.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 3, 2014, in connection with the anticipation of the Merger, the Company has submitted to OTC Corporate Actions unit of FINRA its merger request. Upon the completion of the merger and the final approval by FINRA, shares of Company common stock will no longer be traded on the OTC Bulletin Board (the “OTCBB”), and price quotations with respect to shares of Company common stock in the public market will no longer be available.

Item 3.03	Material Modification to Rights of Security Holders.

At the effective time of the Merger (the “Effective Time”), each share of Company common stock issued and outstanding immediately prior to the Effective Time was converted into the right to receive US$1.30 in cash, without interest, less any applicable withholding taxes, except for shares held by Mr. Yuchuan Liu, Parent, Merger Sub, the Company or any of their respective affiliates).

Following the expiration of ten days following the approval of delisting by FINRA, the Company intends to file with the SEC a notification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Company’s common stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act, including the obligations to file Form 10-K, Form 10-Q and Form 8-K.

Item 5.01	Changes in Control of Registrant.

On November 26, 2014, Parent consummated the acquisition of 100% of the outstanding shares of Company common stock through the Merger. The Company is the surviving corporation in the Merger and is a wholly-owned subsidiary of Parent.

Immediately after the closing of the merger, Parent owns 100% of the outstanding common stock of the Company and has a corresponding interest in our net book value and net earnings. Parent is wholly-owned by Harmony Gas Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Holdco”) and immediately after the closing of the merger, each shareholder of Holdco will have an indirect interest in the net book value and net earnings in proportion to such shareholder’s ownership interest in Holdco.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

In accordance with the terms of the Merger Agreement and effective as of the Effective Time, Zhicheng Zhou, Zhimin Zhong, Robert Adler, Chongjun Duan and Jennifer Li resigned as members of the board of directors of the Company.  Yuchuan Li remained as a member of the board of directors of the Company following the Effective Time. Yu Gao, Kingsley Kwok King Chan, Siu Keung Lui, Wenliang Wang and Man Wah Lam were appointed as directors of the Company, effective as of the Effective Time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO GAS INTERNATIONAL HOLDINGS, INC.

Date: November 26, 2014	By:	/s/ YUCHUAN LIU
Name: Yuchuan Liu
Title: Chief Executive Officer

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Exhibit 99.1 Press Release dated November 26, 2014.